UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2010
Patriot Coal Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Other Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2
EX-99.3

Item 8.01.	Other Events
In connection with its proposed offering of senior notes due 2018 (the “Notes Offering”), Patriot Coal Corporation (“Patriot”) prepared a description of certain risk factors related to its business and industry that are being presented to potential investors. The risk factors are generally an update of the risk factors included in Patriot’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on February 24, 2010. The revised disclosure is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Also in connection with the Notes Offering, Patriot prepared a Ratio of Earnings to Fixed Charges (the “Ratio”). The computation of the Ratio is filed herewith as Exhibit 99.2 and is incorporated herein by reference.
On April 26, 2010, Patriot issued a press release announcing that it had received commitments to amend and restate its revolving credit facility to, among other things, extend the maturity date and adjust capacity, pending the realization of certain events. A copy of Patriot’s press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Other Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Risk Factors.

99.2	Computation of Ratio of Earnings to Fixed Charges.

99.3	Press Release issued by Patriot Coal Corporation dated April 26, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 26, 2010

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Risk Factors.

99.2	Computation of Ratio of Earnings to Fixed Charges.

99.3	Press Release issued by Patriot Coal Corporation dated April 26, 2010.